LYRIS, INC. REPORTS 15 PERCENT INCREASE IN QUARTERLY
REVENUES; HOSTED AND RECURRING REVENUES SHOW STRONG
GROWTH

STOCKHOLDERS APPROVE AUTHORIZATION FOR REVERSE SHARE SPLIT

     (WILMINGTON, DE), February 13, 2008—Lyris, Inc. (OTCBB: LYRI.OB), a leading marketing technology company, today reported results for the second quarter and first six months of fiscal 2008.

     For the quarter ended December 31, 2007, Lyris reported revenues of $10.9 million, a 15 percent increase over revenues of $9.5 million in the second quarter of fiscal 2007.

     For the second quarter of fiscal 2008, the company reported a net loss on a GAAP basis of $3,941,000, or $0.04 per share. This compares with a loss on a GAAP basis of $624,000, or $0.01 per share, in the same period a year ago. The GAAP results for the second quarter of 2008 include an impairment charge of $4.1 million related to the developed technology, customer relationships and tradename intangible assets acquired with the acquisitions of ClickTracks and Hot Banana.

     On a non-GAAP basis, Lyris had net income of $1.3 million, or $0.01 per diluted share. This compares with non-GAAP net loss of $1.3 million, or $0.02 per share, in the second quarter of fiscal 2007. Non-GAAP net income excludes the impairment charge in the second quarter of 2008, and amortization of intangibles of $1.0 million in the second quarters of both 2008 and 2007. In addition, non-GAAP net income excludes stock-based compensation expenses of $178,000 and $144,000 and gains on discontinued operations of $75,000 and $522,000 in the second quarters of 2008 and 2007, respectively.

     The company said that total adjusted EBITDA was $2.0 million in the second quarter of 2008 versus $862,000 in the second quarter of 2007. Total adjusted EBITDA is earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, impairment charges, other income and gains or losses on disposal of discontinued operations. A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

     For the first six months of fiscal 2008, the company reported revenues of $21.6 million, an increase of 21 percent over revenues of $17.9 million in the same period a year ago. The company reported a net loss on a GAAP basis of $4.0 million, or $0.04 per share, in the first six months of 2008, compared with a net loss of $2.1 million, or $0.02 per diluted share, in the same period a year ago. Net income on a non-GAAP basis for the first six months of 2008 was $2.5 million, or $0.02 per diluted share, compared with a net loss on a non-GAAP basis of $365,000, or $0.00 per diluted share, in the first six months of 2007. Non-GAAP net income excludes amortization of intangibles of $ 2.1 million and $1.9 million in the first six months of 2008 and 2007, respectively. Non-GAAP net income also excludes the $4.1 million impairment charge in the second quarter of 2008. In addition, non-GAAP net income excludes stock-based compensation expense of $295,000 and $283,000 and gains on disposal of discontinued operations of $23,000 and $486,000 in the first six months of 2008 and 2007, respectively. Adjusted EBITDA was $4.0 million for the first six months of fiscal 2008 versus $2.2 million in the same period a year ago.

     In the quarter, on-demand services accounted for 71 percent of revenues, while licensed software sales and maintenance and services accounted for 13 percent each, and professional services accounted for three percent.

     “Our financial performance for the quarter was highlighted by a 25 percent increase in subscription, or hosted, revenues year-over-year, and recurring revenue at an all-time high of nearly 84 percent of total revenue,” noted Luis Rivera, chief executive officer of Lyris, Inc.

     “In addition, the second quarter marked the formal launch of our Lyris HQ integrated marketing technology platform that offers our total set of solutions, including e-mail marketing, web analytics and web content management. We have already signed up approximately three dozen customers for Lyris HQ and the initial feedback from the market has been very positive with users citing ease of use and the value of our marketing technology tools,” he continued.

     The company also announced that at the company’s annual meeting earlier today, stockholders approved a proposal to grant the board of directors the discretion to effect a one-for-four reverse share split. It is hoped that reverse split, if effected, will better enable the company to seek a listing on the NASDAQ or another exchange in the future.

     Rivera said the company continues to invest in product technology enhancements and sales and marketing initiatives. “During the quarter, we initiated additions to our field sales team throughout the U.S., including the opening of an office in Boston to increase our presence in the key Northeast region. In addition, we recently launched www.lyris.com, a new website that is a comprehensive product and corporate information site, and on Thursday will launch www.LyrisHQ.com, a thought leadership and best practices portal that also serves as the front end entry point into the Lyris HQ application,” he commented.

     The company also announced today that LDN Stuyvie Partnership, which is the company’s largest shareholder and is controlled by the non-executive chairman of its board, William T. Comfort, III, previously purchased the promissory note that was originally issued to the seller of Lyris Technologies in May, 2005, as part of that acquisition. On February 12th the note was amended to extend the due date of a $1,453,000 payment due on that date until November 12, 2008, which is the final maturity of the note.

Conference Call

     The company will hold a conference call today, February 13, at 2 p.m., Pacific Standard Time (5 p.m., Eastern Standard Time). The teleconference can be accessed by calling (480) 248-5085, passcode 3843809, or via the Internet at www.lyrisinc.com. Please dial in 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through Wednesday, February 20, by telephone at (303) 590-3030, passcode 3843809, or via www.lyrisinc.com.

Non-GAAP Financial Measures

     Non-GAAP net income, EBITDA and adjusted EBITDA, are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that non-GAAP net income may be useful in measuring the company’s current operations because it excludes amortization of intangibles, stock-based compensation expense, impairment charges and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Adjusted EBITDA is calculated as earnings before net interest expense, taxes, deprecation and amortization expense, non-cash stock compensation expense, impairment charges, other income and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that EBITDA and adjusted EBITDA also provide useful measurements of liquidity and performance for our investors. Non-GAAP net income, EBITDA and adjusted EBITDA should not be considered as alternatives to net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as indicators of financial performance or liquidity. Since non-GAAP net income, EBITDA and adjusted EBITDA are not measures determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and are thus susceptible to varying calculations, as presented they may not be comparable to other similarly titled measures of other companies. Non-GAAP net income, EBITDA and adjusted EBITDA should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as substitutes or as superior measures to or for, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.

About Lyris, Inc.

     Lyris, Inc. (OTCBB: LYRI.OB) is a leading marketing technology company that provides hosted and installed software solutions for marketers at mid-size businesses. The company offers marketers an integrated technology platform through its Lyris HQ product and point solutions, including ListManager, EmailLabs, ClickTracks, BidHero, Sparklist, Hot Banana and EmailAdvisor. These sophisticated, yet easy-to-use tools provide marketers a suite of best-of-breed applications for managing email marketing campaigns, publishing and managing Web site content, creating landing pages, optimizing Web sites and managing pay-per-click campaigns. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.lyrisinc.com, www.LyrisHQ.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com. The company is based in Emeryville, California.

Precautionary Statements Regarding Forward-Looking Information

     The statements in this news release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, and are not guarantees of future performance and involve certain risks and uncertainties, including risks and uncertainties detailed from time to time in Lyris, Inc.’s filings with the Securities and Exchange Commission available at www.sec.gov Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Lyris assumes no duty to publicly update or revise any such statements, whether as a result of new information, future events or otherwise.

Contacts:

Richard McDonald
Director, Investor Relations
Lyris, Inc.
(610) 688-3305
rmcdonald@lyris.com
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058
rosenn@ruderfinn.com

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Fiscal Quarter Ended December 31

	2007	2006
Software and services revenue
Software revenue	$1,419	$2,070
Services revenue	9,480	7,433
Total revenues	10,899	9,503
Cost of revenues:
Software and services	3,207	2,527
Amortization and impairment of developed
technology	2,588	599
Gross profit	5,104	6,377
Operating expenses:
General and administrative expenses	2,975	3,129
Research & development	295	416
Sales & marketing	2,825	2,910
Amortization and impairment of customer
relationships and trade names	2,529	447
Loss from operations	(3,520)	(525)
Interest income	1	1
Interest expense	(347)	(1,321)
Other income	3	77
Loss from continuing operations before
income taxes	(3,863)	(1,768)
Income tax provision	153	91
Loss from continuing operations	(4,016)	(1,859)
Gain on disposal of discontinued operations, net
of tax	75	522
Net loss	(3,941)	(1,337)
Net loss per share basic and diluted	$(0.04)	$(0.02)
Weighted average number of shares outstanding
— basic and diluted	96,480,457	86,007,968

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Six Months Ended December 31

	2007	2006
Software and services revenue
Software revenue	$3,270	$3,608
Services revenue	18,329	14,271
Total revenues	21,599	17,879
Cost of revenues:
Software and services	6,321	4,570
Amortization and impairment of developed
technology	3,190	1,103
Gross profit	12,088	12,206
Operating expenses:
General and administrative expenses	6,035	5,865
Research & development	644	1,002
Sales & marketing	5,402	4,925
Amortization and impairment of customer
relationships and trade names	2,962	846
Loss from operations	(2,955)	(432)
Interest income	4	15
Interest expense	(702)	(2,104)
Other income	7	77
Loss from continuing operations before
income taxes	(3,646)	(2,444)
Income tax provision	343	153
Loss from continuing operations	(3,989)	(2,597)
Gain on disposal of discontinued operations, net
of tax	23	486
Net loss	(3,966)	(2,111)
Net loss per share basic and diluted	$(0.04)	$(0.02)
Weighted average number of shares outstanding
— basic and diluted	96,419,887	85,277,628

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

Fiscal Quarter Ended December 31

	2007	2006
Net loss	(3,941)	(1,337)
Share based compensation expense	178	144
Amortization of intangibles	1,031	1,046
Impairment of developed technology, customer
relationships and tradenames	4,086
Gain on discontinued operations	(75)	(522)

Non-GAAP net income (loss)	1,279	(669)

Net income (loss) per share basic	$0.01	$(0.01)
Net income (loss) per share diluted	$0.01	$(0.01)

Shares used to compute net income per share:
Basic	96,480,457	86,007,968
Diluted	99,986,835	86,007,968

This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company's primary business operations excluding, as applicable, share based compensation expense, amortization of intangibles and gains or losses on discontinued operations. These measures, however, should be considered in addition to, and not as a substitute, or a superior measure to net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

Six Months Ended December 31

	2007	2006
Net loss	(3,966)	(2,111)
Share based compensation expense	295	283
Amortization of intangibles	2,066	1,949
Impairment of developed technology, customer
relationships and tradenames	4,086
Gain on discontinued operations	(23)	(486)

Non-GAAP net income (loss)	2,458	(365)

Net income (loss) per share basic	$0.03	$(0.00)
Net income (loss) per share diluted	$0.02	$-

Shares used to compute net income per share:
Basic	96,419,887	85,277,628
Diluted	99,591,398	85,277,628

This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company's primary business operations excluding, as applicable, share based compensation expense, amortization of intangibles and gains or losses on discontinued operations. These measures, however, should be considered in addition to, and not as a substitute, or a superior measure to net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net loss to Adjusted EBITDA
(Unaudited, in thousands)
Fiscal Quarter Ended December 31

	2007	2006
Net loss	(3,941)	(1,337)
Interest expense, net	346	1,320
Income tax provision	153	91
Depreciation and amortization	1,267	1,243

Total EBITDA	(2,175)	1,317

Non-cash stock compensation expense	178	144
Amortization and impairment of developed
technology, customer relationships and tradenames	4,086	-
Other income	(3)	(77)
Gain on disposal of discontinued operations	(75)	(522)

Total Adjusted EBITDA	2,011	862

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, impairment charges, other income and gains or losses on disposal of discontinued operations. We believe that EBITDA and Adjusted EBITDA provide useful measures for our investors because they are financial measures used by management to assess the performance and liquidity of our Company. EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and we use EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our Chief Executive Officer. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under United States Generally Accepted Accounting Principles ("GAAP") and should not be considered in isolation or construed as subsitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitablility or liquidity. These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net loss to Adjusted EBITDA
(Unaudited, in thousands)
Six Months Ended December 31

	2007	2006
Net loss	(3,966)	(2,111)
Interest expense, net	698	2,089
Income tax provision	343	153
Depreciation and amortization	2,540	2,320

Total EBITDA	(385)	2,451

Non-cash stock compensation expense	295	283
Amortization and impairment of developed
technology, customer relationships and tradenames	4,086	-
Other income	(7)	(77)
Gain on disposal of discontinued operations	(23)	(486)

Total Adjusted EBITDA	3,966	2,171

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, impairment charges, other income and gains or losses on disposal of discontinued operations. We believe that EBITDA and Adjusted EBITDA provide useful measures for our investors because they are financial measures used by management to assess the performance and liquidity of our Company. EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and we use EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our Chief Executive Officer. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under United States Generally Accepted Accounting Principles ("GAAP") and should not be considered in isolation or construed as subsitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitablility or liquidity. These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.